EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-143179, 333-149973, 333-158224, 333-165493, 333-173851 and 333-204096 on Form S-8 and Registration Statement Nos. 333-163811, 333-188492 and 333-197903 on Form S-3 of U.S. Auto Parts Network, Inc. of our report dated March 10, 2016 relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of U.S. Auto Parts Network, Inc. for the fiscal year ended January 2, 2016.

/s/ RSM US LLP

Los Angeles, CA
March 10, 2016